AMENDMENT  NO. 4, DATED AS OF MARCH 25, 1999, TO THE REVOLVING
CREDIT AND TERM LOAN AGREEMENT, among INTEGRATED HEALTH SERVICES, INC., a Delaware corporation (the "Borrower"), the lenders parties to the Credit Agreement referred to below (the "Lenders") and CITIBANK, N.A., as administrative agent (the "Agent") for the Lenders.

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders and the Agent have entered into a Revolving Credit and Term Loan Agreement dated as of September 15, 1997 (such Credit Agreement, as amended, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (2) The Borrower has requested various amendments to the Credit Agreement, and the Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION  1.  Amendments  to  Credit   Agreement.   The  Credit
Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

                  (a) The following definitions in Section 1.01 are amended in full to read as follows:

                  "`Commitment Fee Rate' means, for commitment fees accruing in any Pricing Period, the rate per annum set forth below opposite the Pricing Ratio determined for such Pricing Period:

                       Pricing Ratio                         Commitment Fee Rate
                       -------------                         -------------------
                  greater than or equal to 5.25                     0.500%
                  less than 5.25                                    0.375%

                  `Fixed Charge Coverage Ratio' means the ratio, (i) as of the last day of any Quarter other than the Quarter ending September 30, 2000, of (A) EBITDAR minus Capital Expenditures of the Borrower and its Subsidiaries for the 12-month period then ending to (B) the sum of (1)
         (w) Interest Expense, (x) taxes paid in cash, (y) Lease Expense and (z) all cash dividends paid on the Borrower's common stock and preferred stock, each during the 12-month period then ending and (2) the Current Portion of Long-Term Debt as at the last day of such Quarter, and (ii) as of the last day of the Quarter ending September 30, 2000, of (A) EBITDAR minus Capital Expenditures of the Borrower and its Subsidiaries for the 12-month period then ending to (B) the amount of (1) the sum of
         (X) (I) Interest Expense, (II) taxes paid in cash, (III) Lease Expense and (IV) all cash dividends paid on the Borrower's common stock and preferred stock, each during the 12-month period then ending, (Y) the Current Portion of Long-Term Debt as at the last day of such Quarter
         and  (Z)  the   outstanding   principal
         amount of the Convertible Subordinated Debt as of the first day of such Quarter minus (2) the principal amount of any Subordinated Debt not in excess of $143,750,000 incurred during such Quarter the proceeds of which are used to repay the Convertible Subordinated Debt.

            `Minimum Net Worth' means the sum, as of the last day of any Quarter, of (i) $1,120,000,000, less up to $25,000,000 of extraordinary losses (determined in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis incurred at any time after December 31, 1997, plus (ii) 75% of the aggregate net income (determined in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis earned in the Quarter ended December 31, 1997 and in each Quarter thereafter, if net income was earned in such Quarter (and not reduced for a net loss in any Quarter), plus (iii) 100% of all additions to Adjusted Stockholders' Equity resulting at any time after December 31, 1997 from the sale or issuance of any common or preferred stock of the Borrower, except upon conversion of any Convertible Subordinated Debt; provided, however, that the amount "$1,120,000,000" referred to above shall be reduced by the amount of cash used by the Borrower to redeem on the scheduled maturity date thereof the notes issued under the 1993 Convertible Subordinated Debt Indenture, but in no event shall the amount of such reduction exceed $143,750,000.

                  `Revolving Borrowing Base Rate Margin' means, for any Pricing Period, the rate per annum set forth below opposite the Pricing Ratio determined for that Pricing Period:

                               Pricing Ratio                              Margin
                               -------------                              ------
                  greater than or equal to 6.50                           1.500%
                  greater than or equal to 6.00 but less                  1.250%
                  than 6.50
                  greater than or equal to 5.25 but less                  1.000%
                  than 6.0
                  less than 5.25                                          0.750%

                  `Revolving Borrowing Eurodollar Rate Margin' means, for any Pricing Period, the rate per annum set forth below opposite the Pricing Ratio determined for that Pricing Period:

                               Pricing Ratio                              Margin
                               -------------                              ------
                  greater than or equal to 6.50                           2.750%
                  greater than or equal to 6.00 but less                  2.500%
                  than 6.50
                  greater than or equal to 5.25 but less                  2.250%
                  than 6.00
                  less than 5.25                                           .000%

                  `Subordinated Debt Indentures' means the 1992 Convertible Subordinated Debt Indenture; the 1993 Convertible Subordinated Debt Indenture; the 1994 Subordinated Debt Indenture; the 1995 Subordinated Debt Indenture; the 1996 Subordinated Debt Indenture; the

1997 Subordinated Debt Indenture; the 1997 B Subordinated Debt Indenture; and, upon the effectiveness thereof, the subordinated debt indenture to be entered into in connection with the Debt incurred the proceeds of which are to be used in part or in full to repay the Convertible Subordinated Debt.

                  `Term Borrowing Base Rate Margin' means, for any Pricing Period, the rate per annum set forth below opposite the Pricing Ratio determined for that Pricing Period:

                               Pricing Ratio                              Margin
                               -------------                              ------
                               less than 6.00                              1.50%
                   greater than or equal to 6.00 but less                  1.75%
                                 than 6.50
                       greater than or equal to 6.50                       2.00%

                  `Term Borrowing Eurodollar Rate Margin' means, for any Pricing Period, the rate per annum set forth below opposite the Pricing Ratio determined for that Pricing Period:

                               Pricing Ratio                              Margin
                               -------------                              ------
                               less than 6.00                              2.75%
                   greater than or equal to 6.00 but less                  3.00%
                                 than 6.50
                       greater than or equal to 6.50                       3.25%

                  `Term Loan C Borrowing Base Rate Margin' means, for any Pricing Period, the rate per annum set forth below opposite the Pricing Ratio determined for that Pricing Period:

                               Pricing Ratio                              Margin
                               -------------                              ------
                               less than 6.00                              1.75%
                   greater than or equal to 6.00 but less                  2.00%
                                 than 6.50
                       greater than or equal to 6.50                       2.25%

                  `Term Loan C Eurodollar Rate Margin' means, for any Pricing Period, the rate per annum set forth below opposite the Pricing Ratio determined for that Pricing Period:

                               Pricing Ratio                              Margin
                               -------------                              ------
                               less than 6.00                              3.00%
                   greater than or equal to 6.00 but less                  3.25%
                                 than 6.50
                       greater than or equal to 6.50                      3.50%"

                  (b) The  definition of "Cash Flow from  Operations" in Section
         1.01 is amended by adding before the period at the end thereof a new clause (E) to read as follows:

                           "and (E) cash severance payments not in excess of $25,000,000 reserved or accrued during the Quarter ending December 31, 1998 shall be included as an addback to net income for purposes of this definition to the extent such payments are included in the December 31, 1998 financial statements of the Borrower."

                  (c) Section 2.05 is amended by deleting subsection (b) therein and substituting the following therefor:

                           "(b)  The   Revolving   Facility   Amount   shall  be
         automatically and permanently reduced (i) on January 1, 2001 to $800,000,000, (ii) on January 1, 2002 to $600,000,000, (iii) on
         September  30,  2002  to  $500,000,000,  (iv)  on  January  1,  2003 to
         $400,000,000 and (v) on the Termination Date as provided in Section 2.06(a) below."

                  (d) Section 2.06 is amended by adding at the end thereof a new subsection (h) to read as follows:

                           "(h) Mandatory Prepayments. The Borrower shall, on the date of receipt of (i) the Net Cash Proceeds of Sale in respect of any Asset Sale by the Borrower or any of its Subsidiaries or (ii) the cash proceeds (net of legal and accounting fees and expenses incurred in connection therewith) in respect of any issuance or sale of debt (except debt issued or sold where the proceeds of such debt are used to refinance Subordinated Debt and to pay the costs of such refinancing) or equity, the Borrower shall prepay the aggregate principal amount of the Advances in an amount equal to (x) the amount of such Net Cash Proceeds of Sale in the case of an Asset Sale, (y) the amount of such cash proceeds in the event of an issuance or sale of debt, or (z) an amount equal to 50% of such cash proceeds in the event of an issuance or sale of equity, as applicable; provided, that each such prepayment shall be applied to the outstanding principal amount of Revolving Borrowings, Term Borrowings and Term Loan C Borrowings and shall be applied thereto on a ratable basis calculated on the basis of the Revolving Facility Amount, Term Borrowings and Term Loan C Borrowings, respectively, and in the case of prepayments of Term Borrowings and Term Loan C Borrowings, applied ratably to each respective installment thereof."

                  (e) Section 5.01(a) is amended by replacing the table set forth therein with the table set forth below:

                   "Quarter(s) Ended                       Debt/EBITDAR Ratio
                    ----------------                       ------------------
                  December 31, 1998                             5.75
                  March 31, 1999                                6.25
                  June 30, 1999                                 6.50
                  September 30, 1999                            6.75
                  December 31, 1999                             6.75
                  March 31, 2000                                6.75
                  June 30, 2000                                 6.50
                  September 30, 2000                            6.25
                  December 31, 2000                             5.75
                  March 31, 2001                                5.75
                  June 30, 2001                                 5.50
                  September 30, 2001                            5.50
                  December 31, 2001                             5.25
                  March 31, 2002                                5.25
                  June 30, 2002                                 5.00
                  September 30, 2002                            5.00
                  December 31, 2002                             4.50
                  In 2003 and thereafter                        4.50"

                  (f) Section 5.01(b) is amended by replacing the table set forth therein with the table set forth below:

                   "Quarter(s) Ended                 Fixed Charge Coverage Ratio
                   ----------------                  ---------------------------
                  December 31, 1998                             1.15
                  March 31, 1999                                1.10
                  June 30, 1999                                 1.10
                  September 30, 1999                            1.10
                  December 31, 1999                             1.10
                  March 31, 2000                                1.10
                  June 30, 2000                                 1.15
                  September 30, 2000                            1.15
                  December 31, 2000                             1.15
                  March 31, 2001                                1.15
                  June 30, 2001                                 1.15
                  September 30, 2001                            1.20
                  December 31, 2001                             1.20
                  March 31, 2002                                1.00
                  June 30, 2002                                 1.00
                  September 30, 2002                            1.00
                  December 31, 2002                             1.00
                  In 2003                                       1.00
                  In 2004                                       1.25
                  In 2005                                       1.50"

                  (g) Section 5.03(c) is amended by deleting subsection (ix) therein, and such subsection shall be left blank.

                  (h) Section 5.03(c) is amended by deleting subsection (x) therein and substituting the following therefor:

                           "(x) Investments by existing, newly-formed or acquired wholly-owned Subsidiaries of the Borrower in one or more Health Care Companies or Health Care Facilities; provided that (A) with respect to such Investments made (i) after the Effective Date of Amendment No. 4 to this Agreement and during 1999, each such Investment shall either be (X) in respect of a Health Care Facility licensed as a skilled nursing facility; provided that if such Health Care Facility is listed on Schedule 5.03(c)(x)(A)(i)(X), (1) such Investment shall be acquired by exercise of a purchase option in respect of such Health Care Facility, (2) at the time of the exercise of any such purchase option the Borrower or such Subsidiary shall have entered into a bona fide and enforceable contract to sell the respective Health Care Facility for a cash purchase price not less than the gross purchase price thereof paid by such Subsidiary, and (3) the proceeds of such sale shall be used by the Borrower to make mandatory prepayments in accordance with the provisions of Section 2.06(h); and provided, further, that the aggregate consideration for all such Investments does not exceed $75,000,000; or (Y) an Investment by RoTech or a Subsidiary of RoTech in the normal course of its business; provided that the aggregate consideration for all such Investments does not exceed $50,000,000; provided, further that the aggregate consideration for all Investments made pursuant to the preceding clauses (X) and (Y) does not exceed $100,000,000; and provided, further that in the event that any portion of the amounts specified in the preceding clauses (X) and (Y) is not used during 1999, an amount equal to $100,000,000 minus the aggregate amount of the portions used shall be available during 2000, subject to the respective restrictions provided in such clauses, in addition to the amount specified in clause (ii) below; (ii) during 2000, the aggregate consideration for all such Investments does not exceed $50,000,000; provided that the portion of such consideration consisting of cash, cash equivalents and Debt incurred or assumed shall not exceed $25,000,000 in the aggregate; and provided, further that to the extent that any portion of such $50,000,000 is not used during 2000, such portion shall be available during 2001 in addition to the amount specified in clause (iii) below; and (iii) during 2001, the aggregate consideration for all such Investments does not exceed $50,000,000; provided that no portion of such consideration shall consist of cash, cash equivalents or Debt incurred or assumed; (B) no such Investments shall be permitted after 2001; (C) at the time of or after giving effect to any such Investment, no Event of Default or Potential Default exists or results; and (D) each entity that becomes a Subsidiary of the Borrower in connection with or as a result of any such Investment shall comply with the provisions of Section 5.02(e), and neither the Borrower nor any of its Subsidiaries nor any of their properties shall be or become bound by or subject to any contractual obligation that is or would be violated or put in default by reason of such compliance or by reason of the enforcement of the claims and Liens of the Agent and Lenders arising from such compliance;"

                  (i) Section 5.03(d) is amended by deleting the period at the end of subsection (viii) thereof and substituting therefor "; and" and adding after such subsection (viii) a new subsection (ix) to read as follows:
                           "(ix) Subordinated Debt incurred under an indenture the terms and conditions of which are no less favorable to the Lenders than the terms and conditions of the 1997 Subordinated Debt Indenture in an aggregate principal amount not in excess of $300,000,000 and having a maturity not earlier than 30 days after the scheduled maturity of the Term Loan C, and any extension, renewal or refinancing of such Debt so long as (A) either (I) the principal amount of such Debt is not increased or (II) any increase in the principal amount of such Debt is permitted pursuant to another clause of this Section 5.03(d) and (B) the terms and conditions of any indenture in connection
         therewith  are  no  less   favorable  to  the  Lenders  than  the  1997
         Subordinated Debt Indenture and (C) the Debt incurred under such indenture matures not earlier than 30 days after the scheduled maturity date of the Term Loan C."

                  (j) Section 5.03(h) is amended by deleting subsection (B) therein, and such subsection shall be left blank.

                  (k) Schedule 1.01(a) of the Credit Agreement relating to the senior Debt excluded from the Current Portion of Long-Term Debt is amended by adding the contents of the Supplemental Schedule 1.01(a) attached hereto to such Schedule 1.01(a).

                  (l) Schedule 1.01(b) of the Credit  Agreement  relating to the
         Schedule 1.01(b) Assets is deleted in its entirety and Schedule 1.01(b) attached hereto is substituted therefor.

                  (m) Schedule 5.03(c)(x)(A)(i)(X) attached hereto is added as a new Schedule 5.03(c)(x)(A)(i)(X) to the Credit Agreement.

                  (n) Schedule 5.03(f) of the Credit Agreement relating to Accommodation Obligations is amended by adding the contents of the Supplemental Schedule 5.03(f) attached hereto to such Schedule 5.03(f).

                  SECTION 2. Special Interest Provision. Notwithstanding any other provision contained in the Credit Agreement to the contrary, from the Effective Date until the date on which the Borrower shall deliver to the Agent the Pricing Certificate referred to in Section 5.02(c)(viii) of the Credit Agreement in respect of the Quarter ending June 30, 1999:

                  (a) the Revolving Borrowing Base Rate Margin shall be 1.25%;

                  (b) the Term Borrowing Base Rate Margin shall be 1.75%;

                  (c) the Term Loan C Borrowing Base Rate Margin shall be 2.00%;

                  (d) the Revolving Borrowing Eurodollar Rate Margin shall be 2.50%;

                  (e) the Term Borrowing Eurodollar Rate Margin shall be 3.00%; and

                  (f) the Term Loan C Borrowing Eurodollar Rate Margin shall be 3.25%.

                  SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof (the "Effective Date") if on or before the date hereof the Agent shall have received (i) counterparts of this Amendment executed by the Borrower and the Requisite Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment;
(ii) evidence that (a) all fees due under the letter dated March 10, 1999 between the Agent and the Borrower have been paid, (b) the Borrower has paid to the Agent, for the account of the Lenders executing and delivering this Amendment on or prior to the date hereof, a consent fee due under the letter dated March 11, 1999 between the Agent and the Borrower, which amount will be distributed ratably to such Lenders as provided in such letter and (c) the Borrower has paid all fees due under
Section 8.04 of the Credit Agreement and (iii) all of the following documents, each such document in form and substance satisfactory to the Agent and in sufficient copies for each Lender:

                  (a) Certified copies of (i) the resolutions of (A) the Finance Committee of the Board of Directors of the Borrower approving this Amendment and the matters contemplated hereby and (B) the Board of Directors of each other Loan Party evidencing approval of the Consent and the matters contemplated thereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the Consent and the matters contemplated hereby and thereby.

                  (b) A certificate of the Secretary or an Assistant Secretary of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower and such other Loan Party authorized to sign this Amendment and the Consent and the other documents to be delivered hereunder and thereunder.

                  (c)   Counterparts   of  the  Consent   appended  hereto  (the
         "Consent"), executed by each of the Loan Parties (other than the Borrower).

                  (d) A certificate from an Authorized Officer of the Borrower that (i) the representations and warranties contained in Section 4 of this Amendment, in Article IV of the Credit Agreement and in Article III of the Pledge and Security Agreements are correct on and as of such date as though made on and as of such date and (ii) no event has occurred and is continuing, or would result from such extension of credit or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Default.

                  (e) A favorable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Borrower, substantially in the form of Exhibit A hereto and as to such other matters as any Lender through the Agent may reasonably request.

         SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Each Loan Party is a corporation or partnership duly organized, validly existing and in good standing (except where the failure of one or more Loan Parties, other than the Borrower and its Material Subsidiaries, to be in good standing could not reasonably be expected to result in a Material Adverse Change) under the laws of the jurisdiction in which it is organized and is duly qualified to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary.

                  (b) Each Loan Party has the corporate or partnership power (i) to carry on its business as now being conducted and as proposed to be conducted by it, (ii) to execute, deliver and perform this Amendment and the Credit Agreement, as amended hereby, and (iii) to take all action necessary to consummate the transactions contemplated under this Amendment and the Credit Agreement, as amended hereby.

                  (c) The execution, delivery and performance by each Loan Party of this Amendment, the Credit Agreement, as amended hereby, and the Consent, as applicable, have been duly authorized by all necessary action of its board of directors (or, in the case of a partnership, of its governing authority), and do not contravene (i) its certificate or articles of incorporation (or, in the case of a partnership, governing agreements) or (ii) any law or any indenture, lease or written agreement binding on or affecting it and do not result in or require the creation of any Lien (other than pursuant to the Collateral Documents) upon any of its property or assets.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by any Loan Party of this Amendment, the Credit Agreement, as amended hereby, or the Consent, as applicable.

                  (e) This Amendment and the Consent have been duly executed and delivered by the respective Loan Party. This Amendment, the Credit Agreement, as amended hereby, and the Consent are legal, valid and binding obligations of the respective Loan Party, enforceable against the respective Loan Party in accordance with their respective terms, subject to laws generally affecting the enforcement of creditors' rights.

                  (f) There is no pending or overtly threatened action or proceeding affecting any Loan Party before any court, governmental agency or arbitrator which would, if adversely determined, result in a Material Adverse Change or which relates to or could reasonably be expected to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, as amended hereby, or the Consent or the consummation of any of the transactions contemplated hereby.

                  (g) The execution, delivery and performance of this Amendment, the Consent and the Credit Agreement, as amended hereby, do not and will not (i) conflict with, result in a breach of, or constitute (with or without notice or the lapse of time or both) a default under, any instrument, lease, indenture, agreement or other contractual obligation issued by any Loan Party or enforceable against it or any of its property or assets, except under immaterial agreements for supplies or services which are readily replaceable without any adverse effect on such Loan Party or its business or (ii) require any approval of its stockholders.

                  SECTION 5. Reference to and Effect on the Credit Agreement and the Loan Documents.

                  (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

                  SECTION 6. Costs,  Expenses and Taxes.  The Borrower agrees to pay on demand all reasonable and documented costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable and documented fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                  SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                          SUPPLEMENTAL SCHEDULE 1.01(a)

Supplemental List of Senior Debt Excluded from Current Portion of Long-Term Debt
--------------------------------------------------------------------------------

                          SUPPLEMENTAL SCHEDULE 1.01(b)

       Supplemental List of "Schedule 1.01(b) Assets" Designated for Sale
       ------------------------------------------------------------------

                    SUPPLEMENTAL SCHEDULE 5.03(c)(x)(A)(i)(X)

          List of Skilled Nursing Facilities Subject to Purchase Option
          -------------------------------------------------------------


                                    [TO COME]

                          SUPPLEMENTAL SCHEDULE 5.03(f)

                 Supplemental List of Accommodation Obligations
                 ----------------------------------------------